EXHIBIT 10.35

CORNERSTONE BUSINESS DEVELOPMENT AGREEMENT

This LETTER AGREEMENT (the “Letter”) is entered into effective 11/20/2003 (the “Effective Date”) between PURCHASESOFT, INC., a Delaware corporation (“PurchaseSoft”), and CORNERSTONE COMMUNICATIONS L.L.C., a Delaware limited liability company (“CORNERSTONE”).  In consideration of Cornerstone beginning the Business Development efforts contemplated hereby, the obligations in this letter, including without limitation the equity and revenue sharing compensation to Cornerstone, are intended to be binding.  The parties intend to further specify these agreements in more detailed, written definitive agreements incorporating the terms and other provisions customary for transactions of this type to be entered into by the parties with respect to the subject matter of this Letter (the “Agreements”) within 30 days of the Effective Date, unless otherwise agreed upon in writing.

PurchaseSoft and CORNERSTONE contemplate entering into an Agreement, which is intended to include joint BUSINESS DEVELOPMENT.  This Letter and the Strategic Partnership Agreement entered into on 11/20/2003 establishes the initial basic relationship between PurchaseSoft and CORNERSTONE in marketing and selling the PurchaseSoft products and services.  Beginning with the US Mexico Chamber of Commerce (USMCOC), Cornerstone will continue to develop and expand the US/Mexico territory as mutually agreed.

CORNERSTONE COMPENSATION

•                  In consideration, Cornerstone Communications shall receive 400,000 shares of PurchaseSoft common stock.  The distribution of the 400,000 shares will be structured as follows;

•                  Effective upon execution of the Strategic Partnership Agreement between PurchaseSoft, the USMCOC, and Cornerstone Communications, LLC, 400,000 shares in stock will be in the form of warrants and will be issued in 100,000 share increments to the following four individuals representing Cornerstone Communications; Virgil Horton, Joe Lopez, Albert Zapanta, and John Zuch.  The warrants will be priced at .02 cents per share, and exercisable until May 31, 2004.

•                  Cornerstone will receive 25% of PurchaseSoft revenue generated within a “territory” to be mutually defined as all participating companies in the USMCOC community.  This percent of revenue will apply to additional “territories” to be defined and agreed to by both parties.

Agreed and accepted by;

Cornerstone Communications, LLC		PurchaseSoft, Inc.

By:	/s/ Virgil K. Horton Jr.	By:	/s/ Steven A. Flagg
Title:	Chairman, President, CEO	Title:	President & CEO
Date:	12/01/2003	Date:	11/20/2003